EXHIBIT NO. 99.1(b)

                               MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust V, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

1.            The additional class of Shares is designated "Class R2 Shares";

2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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                              CORRECTION OF DEFECTS

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of the Trust, the following defects are corrected:

1. On April 18, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Research Fund, MFS Total Return Fund and MFS International New Discovery Fund, each a series of the Trust, to create "Class 529A Shares, Class 529B Shares and Class 529C Shares."

2. The reference to Section 6.9 in this filing was a typographical error.

3. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

4. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

5. This typographical error is hereby corrected to replace the reference to "January 1, 2002" with a reference to "February 20, 2002."

6. On September 27, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which redesignated the series of the Trust designated as MFS International Value Fund as "MFS International Strategic Value Fund."

7. The reference to Section 6.9(i) in this filing was a typographical error.

8. This typographical error is hereby corrected to replace the reference to "Section 6.9(i)" with a reference to "Section 9.3."

9. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

10. This typographical error is hereby corrected to replace the reference to "January 1, 2002" with a reference to "February 20, 2002."

11. On October 17, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Research Fund, MFS Total Return Fund and MFS International New Discovery Fund, each a series of the Trust, to create "Class R Shares."
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12.             The reference to Section 6.9 in this filing was a typographical error.

13. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

14. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

15. This typographical error is hereby corrected to replace the reference to "January 1, 2002" with a reference to "February 20, 2002."

                             REDESIGNATION OF SERIES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust V (the "Trust"), the Trustees of the Trust hereby redesignate all existing Class R Shares (as defined in the Declaration) as follows:

1. The shares previously designated as Class R shares shall be redesignated as Class R1 shares.


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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 15th day of August 2003 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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JOHN W. BALLEN
--------------------------------------------
John W. Ballen
8 Orchard Road
Southborough MA  01772

LAWRENCE H. COHN
--------------------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

WILLIAM R. GUTOW
--------------------------------------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

--------------------------------------------
Abby M. O'Neill
200 Sunset Road

Oyster Bay NY  11771

KEVIN R. PARKE
--------------------------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA
--------------------------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU
--------------------------------------------
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138

JEFFREY L. SHAMES
--------------------------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH
--------------------------------------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH

Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022